SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: August 24th, 2009


                                USA URANIUM CORP.
             (Exact name of registrant as specified in its charter)

        Nevada                      000-50101                    91-2135425
(State of incorporation        (Commission File No.)          (I.R.S. Employer
    or organization)                                         Identification No.)

            40318 Barington Dr.
              Palm Desert Ca                                        92211
(Address of principal executive offices)                         (Zip Codes)

                                  (310)425-5731
              (Registrant's telephone number, including area code)

                       2300 West Sahara Avenue, Suite 800
                               Las Vegas, NV 89102
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the
    Exchange Act
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ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 24th, 2009 the Company entered into a Mineral Claim Option and Purchase Agreement, to option and if warranted purchase a 100% interest in a series of eighteen (18) unpatented mineral mining claims known as the La Dama de Oro property located in Sections 9-11, 14, and 15, Township 6 North, Range 2 West, San Bernadino Meridian, along the southwest flank of Sidewinder Mountain, 15 miles east-northeast of Victorville, California USA from the Burleson Family.

As Consideration for the initial Option to Acquire the La Dama de Oro Property, the Company is required to issue 3,000,000 common shares to the vendor. To exercise the Option to acquire the Property the Company must expend a further $250,000 in exploration of the Property prior to August 24th, 2010 and pay the vendor a further 7,000,000 common shares by that date. Additionally the Company may be required to pay a cash component dependent upon the results of the exploration program and the value of the Company's common shares. The cash and share payments shall not exceed $10,000,000.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The Company is currently issuing 3,000,000 shares of it's $0.001 par value common stock. All such sales are being treated as exempt from registration requirements pursuant to Section 4(2) of the Securities Act of 1933. The issuance of shares were in conjunction for the acquisition set forth in Item 1.01 of this Form 8-K. The details of this transaction is as follows: The Company is issuing 3,000,000 shares of its $0.001 par value common stock in conjunction with the option and purchase agreement of the La Dama de Oro mining claims All shares issued are restricted shares pursuant to the terms and conditions contained in Rule 144 as promulgated under the Securities Act of 1933.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Effective on August 23rd, 2009 Mr. John Perez was appointed Director of Communications. The Company will be negotiating a consulting contract with Mr. Perez. The following is a brief description of Mr. Perez's business experience:

Mr. Perez is a precious metals trading specialist in the gold and silver bullion and equities market. Mr. Perez is a former account executive and precious metals trader at Monex Gold and Silver Inc., managing a multimillion dollar gold and silver portfolio trading in the spot markets. Mr. Perez manages and consults with private equity clients in the precious metals and oil sector raising private capital and for gold and silver exploration and mining companies. Previously Mr. Perez managed a private equity real estate investment fund for a Forbes 400 client. Mr. Perez also spent several years consulting in the geo-political information realm providing analysis and forecasts for individuals and private equity clients as customized information to provide economic and political insights affecting foreign investments. Mr. Perez also provides communication consulting to Beeston Enterprises Ltd

Effective on July 14th, 2009 Dr. Earl Abbott was appointed Director of Mining Operations in addition to his service as a member the Board of Directors since June of 2007

Effective July 13th, 2009, Mr S. Spalding resigned his positions as President and as a member of the Board of Directors. On the same date, Mr. Karl Harz was also appointed as President There have been no disagreements between Mr. Spalding and management of the Company on any matter relating to the registrant's operations, policies or practices. The Company has provided a copy of the disclosures it is making herein to Mr. Spalding and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received as an exhibit to an amended 8-K.

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Effective April 21st, 2009, Mr G Campbell resigned his positions as CEO and CFO and as a member of the Board of Directors. There have been no disagreements between Mr. Campbell and management of the Company on any matter relating to the registrant's operations, policies or practices. The Company has provided a copy of the disclosures it is making herein to Mr. Campbell and provided him with an opportunity to furnish the registrant as promptly as possible with a letter addressed to the registrant stating whether he agrees with the statements made by the registrant in response to this Item 5.02, and, if not, stating the respects in which he does not agree. The Company will file any letter received as an exhibit to an amended 8-K.

On the same date, Mr. Karl Harz was appointed as CEO and CFO and was elected a member of the Board of Directors. There are no arrangements or agreements by which Mr. Harz was appointed to the Board. There have been no transactions between Mr. Harz and the Registrant during the prior fiscal year which would be required to be reported pursuant to Item 404(a) of Regulation S-K.

Following is a brief description of Mr. Harz's business experience:

Mr. Harz, 59, has an extensive background in sales, administration and finance including Personal Financial Planning, Public Company Financing and Administration, and Conventional and Private Real Estate Funding. He attended Farleigh Dickinson University in Teaneck, N.J., and graduated with a Bachelor of Science in Marketing and a Masters in Business Administration. Mr. Harz has previously been instrumental in the development and management of several major corporations including Transitional Housing Inc., a contract that was awarded through the Department of Justice: Province Service Corporation, a servicing arm of the mortgage companies; and presently, Alternative Funding Sources, Inc. Mr. Harz has managed and coordinated several major sales organizations with an emphasis on Real Estate properties, Trust Deed investments, Limited Partnership interests, and Public and Private Corporate Security products. Presently, Mr. Harz holds a California Real Estate Broker License and has held L&D Insurance Broker's license along with Series 22 and 63 Licenses as an NASD Registered Representative

ITEM 8.01 OTHER EVENTS

On July 31, 2009, the Company entered into an Option to Enter Into a Joint Venture Agreement (the "Agreement"). Under the terms of the Agreement, upon meeting its obligations under the Agreement, Mariposa will have the right to enter into a Joint Venture Agreement with USA Uranium ("USAU"), for the management and ownership of the Jack Creek Project, a mining project located in Elko County, Nevada. The Company would earn an undivided 50% interest of the Project.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 - Mineral Claim Option and Purchase Agreement

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         Date: August 25, 2009

                                         USA Uranium Corp.


                                         By: /s/ Karl Harz
                                            ------------------------------------
                                            Karl Harz, Chief Executive
                                            Officer, Chief Financial Officer

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